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                                                                     Exhibit 5.1



                                December 5, 1996


     Board of Directors
     Zonagen, Inc.
     2408 Timberloch Place, B-4
     The Woodlands, Texas  77380

     Gentlemen:

               We have acted as counsel to Zonagen, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1993, as amended (the "Securities Act"), of the offer and sale by the Selling Securityholders identified in the Registration Statement of up to:

               (i) 5,620,238 shares (the "Conversion Shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"), issuable upon conversion of the Company's Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock") (consisting of 1,692,500 shares of Series B Preferred Stock issued and outstanding on the date hereof and 169,250 shares of Series B Preferred Stock issuable upon the exercise of outstanding warrants);

               (ii) 19,152 shares (the "Gamogen Shares") of Common Stock issued in accordance with the Assignment Agreement between Gamogen, Inc. and the Company; and

               (iii) up to 460,610 shares of Common Stock (the "FTI Shares") issuable pursuant to the Stock Exchange Agreement for Purchase of Fertility Technologies, Inc. dated October 13, 1994.

               As the basis for the opinions hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

               Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that (i) the Conversion Shares, the Gamogen Shares and the FTI Shares have been duly authorized by the Company and that (ii) the Gamogen shares are and, when issued in accordance with the terms of the Company's Restated Certificate of Incorporation, as amended, and Bylaws and the terms of the agreements referred to herein, the Conversion Shares and FTI Shares will be validly issued, fully paid and nonassessable.

               We hereby consent to the use of this opinion as an exhibit to the Registration Statement and reference to our firm under the caption "Legal Matters" in the Prospectus included herein.

                                      Very truly yours,


                                      ANDREWS & KURTH L.L.P.